Exhibit 10.2

SOLIGENIX, INC.

Common Stock

(par value $0.001 per share)

Amendment No. 1 to

At Market Issuance Sales Agreement

August 28, 2020

B. Riley FBR, Inc.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

Ladies and Gentlemen:

Reference is hereby made to that certain At Market Issuance Sales Agreement, dated as of August 11, 2017 (the “Sales Agreement”), by and between Soligenix, Inc., a Delaware corporation (the “Company”), and FBR Capital Markets & Co., now known as B. Riley FBR, Inc. (“FBR”). By this Amendment No. 1 to At Market Issuance Sales Agreement (this “Amendment”), the Company and FBR hereby agree that the Sales Agreement shall be amended as hereinafter set forth. All capitalized terms used but not defined herein have the meanings assigned to such terms in the Sales Agreement.

1. Amendments.

(a) The first sentence of the second paragraph of Section 1 of the Sales Agreement is hereby amended and restated as follows:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-239928), including a base prospectus, relating to certain securities including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”).”

(b) Section 13.d. is hereby amended and restated as follows:

“Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earlier to occur of (i) December 31, 2023 and (ii) the issuance and sale of all of the Placement Shares through FBR on the terms and subject to the conditions set forth herein, except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.”

2. Representations and Warranties. The Company hereby confirms that all of representations and warranties set forth in Section 6 of the Sales Agreement are true and correct in all material respects as of the date hereof.

3. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this the Agreement, as amended by the Amendment, without duplication, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, in such number as FBR shall deem reasonably necessary, (ii) the printing and delivery to FBR of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to FBR, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to FBR or the purchaser thereof, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of counsel to FBR up to $20,000, (vi) the fees and expenses of the transfer agent and registrar for the Common Stock, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

4. Other Terms and Conditions. Save and except to the extent that the Sales Agreement is varied and modified by this Amendment, all other terms and conditions of the Sales Agreement shall continue unchanged and remain in full force and effect. The Sales Agreement shall be read and construed in conjunction with this Amendment and the same shall be treated as varied and modified accordingly. In the event of conflict between the terms of this Amendment and the terms of the Sales Agreement, the provisions of this Amendment shall prevail in relation to the matters set out herein. This Amendment shall be effective from the date set forth above irrespective of the date of its execution.

5. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY AND FBR EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

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If the foregoing correctly sets forth the understanding between the Company and FBR, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Name:	Christopher J. Schaber, PhD
Title:	President and Chief Executive Officer

ACCEPTED as of the date first written above:

B. RILEY FBR, INC.

By:	/s/ Matthew Feinberg
Name:	Matthew Feinberg
Title:	Managing Director

[Signature Page to Amendment No. 1 to At Market Issuance Sales Agreement]